SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          TOPCLICK INTERNATIONAL, INC.
                            -------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)

                                    33-755473
                      (I.R.S. Employer Identification No.)

 7676 Hazzard Center Drive, Suite 10, Fifth Floor, San Diego, CA           94303
 -------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

                          Consulting Services Agreement
        with Blaine Riley; Stock Compensation Agreement with Chris Lewis
                -------------------------------------------------
                           (Full Titles of the Plans)

 Chris Lewis, 7676 Hazzard Center Drive,Suite 10,Fifth Floor, San Diego CA 94303
 -------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                  604.796.0751
                                  ------------
          (Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
=================================== ======================= ======================== ======================= =====================
       Title of securities                  Amount             Proposed maximum         Proposed maximum          Amount of
         to be registered                   to be               offering price             aggregate           registration fee
                                        registered(1)            per share(2)            offering price
----------------------------------- ----------------------- ------------------------ ----------------------- ---------------------
Common Stock, $.001 par value                    1,500,000            $0.20                    $300,000.00           $79.20
=================================== ======================= ======================== ======================= =====================
Common Stock, $.001 par value                    7,040,000           $0.015                    $105,600.00           $27.88
=================================== ======================= ======================== ======================= =====================
Common Stock, $.001 par value                      660,000            $0.04                     $26,400.00            $6.97
=================================== ======================= ======================== ======================= =====================
                                                                                               Total Registration Fees: $114.05

(1) Consists of shares pursuant to the Consulting Services Agreement with Blaine Riley and shares pursuant to the Stock Compensation Agreement with Chris Lewis.
(2) Based upon the values specified in corporate resolutions.
Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

 PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) and are not required to be filed with this Registration Statement.

PROSPECTUS

                          TOPCLICK INTERNATIONAL, INC.
                9,200,000 shares of $.001 par value common stock

This is an offering of shares of the common stock of TopClick International, Inc. ("Company") which are being offered by persons who were issued shares of our common stock. These persons are referred to in this Prospectus as"Selling Securityholders." All of the shares of common stock to be sold by the Selling Securityholders were issued to them as compensation. Blaine Riley received his shares pursuant to a Consulting Services Agreement and he is a consultant to the Company. Chris Lewis received his shares pursuant to a Stock Compensation Agreement. See the sections entitled "Selling Securityholders" and"Description of Securities."

Selling Securityholders may sell shares covered by this Prospectus at prices relating to prevailing market prices or at negotiable prices. Our common stock is currently traded over-the-counter and traded on the OTC Electronic Bulletin Board under the symbol "TOCK.OB." On May 16, 2001, the last reported bid and asked prices of our common stock were $.015 and $.025, respectively. We will not receive any proceeds from the resale of the common stock. For information regarding fees and expenses we may pay in connection with the registration of the common stock covered by this Prospectus, see the section entitled "Selling Securityholders."

Investing in our common stock involves a high degree of risk. You should read the "Risk Factors" beginning on Page 2 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is May 21, 2001.

                               Prospectus Summary

This summary highlights important information about our business and about the offerings. Because it is a summary, it does not contain all the information you should consider before investing in our securities. Please read the entire prospectus.

                                About our Company

Please note that throughout this Prospectus the words "we," "our" or "us" refers to TopClick International, Inc. and not to any of the Selling Securityholders.

We have developed and operate a website located at www.topclick.com.This is a privacy-based information site with thousands of links to privacyissues, news, books and organizations. The current version of the website was launched in February 2000. Our executive offices are located at 7676 Hazzard Center Drive, Office10, 5th Floor, San Diego, California 92108. In November, 2000, we downsized our San Diego offices and closed our executive offices in Canada in an effort to conserve our working capital. At the present time, the Company's offices are located in the residence of our President, Chris Lewis, in Vancouver, British Columbia. Our world wide web address is: http://www.topclick.com.Information contained in our web site is not part of this prospectus.

During the six months ended December 31, 2000, the Company disposed of substantially all of its property plant and equipment for net proceeds of $21,497 and recorded a loss on disposition of $78,096. Of this loss, $16,503 had been recognized in a prior period as a charge for impairment. At December31, 2000, the Company owned computer and telephone equipment with a net book value of $6,560. The telephone equipment was subsequently sold for $3,280.

                               About the Offering

This is an offering of shares of our common stock by persons who were issued shares of our common stock. We refer to these persons as "Selling
Securityholders" in this Prospectus. We are registering the common stock covered by this Prospectus in order to fulfill the obligations we have under agreements with the Selling Securityholders.

                                  Risk Factors

An investment in our securities is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment, before deciding to invest in our securities.

Our Shares of Common Stock Represent a Highly Speculative Investment. We have been operating at a loss since our formation. We have substantially exhausted our cash resources. Effective November 30, 2000, we closed our Vancouver, Canada office and terminated our remaining employees at that location, incurring reorganization costs of approximately $5,000. These costs have been partially offset by the sale of furniture and equipment. The www.topclick.comwebsite remains operational and former employees will continue to provide services as contractors on a limited basis. The Company's president is continuing to seek new financing and business opportunities or, in the alternative, the sale of the Company's website. There is no assurance that our operations will become profitable. In the event our plans are unsuccessful, you may lose all or a substantial part of your investment.

We Have a History of Operating Losses, Depletion of Working Capital and Financial Instability. Since our inception, we have experienced significant net losses and have accumulated significant deficits. We expect these losses and deficits to continue for an undetermined period of time. Since the commencement of our operations, we have earned only limited operating revenues. There can be no assurance that we will be able to achieve profitable operations or sustained revenues.

Due to Our History of Operating Losses, Our Auditors Are Uncertain That We Will Be Able to Continue as a Going Concern. Our consolidated financial statements have been prepared assuming that we will continue as a going concern. Due to our continuing operating losses and negative cash flows from our operations, the report of our auditors issued in connection with our consolidated financial statements for the fiscal year ended June 30, 2000 contained an explanatory paragraph indicating that the foregoing matters raised substantial doubt about our abilities to continue as a going concern. We cannot provide any assurance that we will be profitable in the future or that we will be able to achieve our business objectives.

The Absence of Key Employees Could Adversely Affect Our Ability to Execute Our Business Strategy. Our future success will depend in large part on our ability to attract, motivate and retain highly qualified employees. As stated above, except for our President and Chief Executive Officer, Chris Lewis, who is one of the Selling Securityholders, all of our employees have been terminated. Competition for these employees is intense and there can be no assurance that they will continue providing services on a contract basis.

In addition, we are highly dependent upon the experience, abilities and continued efforts of Mr. Lewis. We do not presently maintain "key man" life insurance with respect to Mr. Lewis. Loss of Mr. Lewis's services would have a material adverse effect on our business, financial condition or results of operations.

Our Industry is Intensely Competitive. Competition to provide Internet Guides is intense, and we expect the competition to increase. Our competitors may develop technologies or services which would render our products obsolete and noncompetitive. We have a lot of competition which includes, but is not limited to, Browser companies; Internet Distribution Companies; existing, established providers; Internet search and directory sites; broadband communications companies; large media conglomerates; commercial and non-commercial computer operating systems companies; software development companies; directory companies (e.g. Yellow Pages); and Bookmark Managers.

Many of our existing competitors have longer operating histories in the Web market, greater name recognition, larger customer bases and databases and significantly greater financial, technical and marketing resources. Competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, distribution partners, advertisers and content providers. We can give no assurance that our competitors will not develop Web search and retrieval services that are equal or superior to ours or that achieve greater market acceptance than ours in the areas of name recognition, performance, and ease of use. We can give no assurance that other Web content providers will not be perceived by advertisers as having more desirable Web sites for placement of advertisements. In addition, a number of our competitors have established collaborative relationships with other Web content providers. Accordingly, we can give no assurance that we will be able to retain advertisers or maintain or increase users on our network or that competitors will not experience greater growth in the number of users than we do. We can give no assurance that we will be able to compete successfully against our current or future competitors.

We May Incur Expenses or Suffer a Loss of Business If Our Network Fails. Our success will depend in part upon our ability to support a complex network infrastructure and avoid damage from fires, earthquakes, floods, power losses, telecommunications failures and similar events. The occurrence of a natural disaster or other unanticipated problems at our network operations center or at any of our regional operating locations could cause interruptions in our services. Any damage or failure that causes interruptions in our operations could have a material adverse effect on our business, financial condition or results of operations.

We Will Rely on Use of Computer and Telecommunications Infrastructure Provided by Third Parties. Our success will depend on our continued investment in sophisticated telecommunications and computer systems and computer software. We anticipate making significant investments in the acquisition, development and maintenance of such technologies and we believe that such expenditures will be necessary on an on-going basis. Computer and telecommunication technologies are evolving rapidly and are characterized by short product life cycles, which requires us to anticipate technological developments. We can give no assurance that we will be successful in anticipating, managing or adopting such technological changes on a timely basis or that we will have the resources available to invest in new technologies. Our business is dependent on our computer and telecommunications equipment and software systems, the temporary or permanent loss of which, through physical damage or operating malfunction, could have a material adverse effect on our business. Operating malfunctions in the software systems of financial institutions, market makers and other parties might have an adverse affect on our operations. We depend on service provided by various local and long distance telephone companies. A significant increase in the cost of telephone services that is not recoverable through an increase in the price of our services, or any significant interruption in telephone services, could have a material adverse effect on our business. Additionally, as we continue to introduce new services that use new technologies, we may be required to license technology from third parties. There can be no assurance that these licenses will be available on commercially reasonable terms, if at all. Our inability to obtain any of these licenses could result in delays or reductions in the introduction of new services or could adversely affect our existing business.

We May Lose Customers If We Are Unable to Respond to Technological Change in the Industry. Our market is characterized by rapid technological developments, frequent new product introductions and evolving industry standards. The emerging nature of these products and services and their rapid evolution will require that we continually improve the performance, features and reliability of our system, particularly in response to our competition. We can provide no assurance that we will be successful in responding quickly, cost effectively or sufficiently to these developments. In addition, we may be required to make substantial expenditures in order to adapt to new Internet technologies or standards. These expenditures could have a material adverse effect on our business, financial condition or results of operations.

We Are Highly Dependant on the Acceptance and Growth of the Internet. Acceptance of our services is substantially dependent upon the widespread adoption of the Internet for commerce, entertainment and communications. As is typical in rapidly developing markets, demand for and market acceptance of Internet products and services are subject to a high level of uncertainty. In addition, issues concerning the commercial use of the Internet remain unresolved and may affect the growth of Internet use, especially in the markets that we will target. Despite growing interest in the commercial possibilities for the Internet, we believe that many businesses and individuals have been deterred from purchasing Internet access services for a number of reasons including:
        * inconsistent quality of service;
         * limited availability of cost effective, high-speed service;
         * difficulty in integrating business applications on the Internet; and
         * inadequate protection of the confidentiality of stored data and information moving across the Internet.

The adoption of the Internet for commerce and communications, particularly by those enterprises that have historically relied upon alternative means of commerce and communication, generally requires understanding and acceptance of a new way of conducting business and exchanging information. In particular, enterprises that have already invested substantial resources in other means of conducting commerce and exchanging information, or in relationships with other Internet service providers, maybe reluctant and slow to adopt a new strategy that may make their existing personnel, infrastructure or Internet service provider relationship obsolete. Failure of the Internet market to develop or unexpectedly slow development of the Internet market may have a material adverse affect on our business, financial condition or results of operations.

We may lose customers or incur significant expenses as a result of security breaches of our network. Despite our implementation of security measures, our networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Internet service providers and online service providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. A person gaining unauthorized access to our network may be able to view and download confidential information stored on our systems or the systems of our subscribers. We could be found liable to our subscribers for unauthorized access and we may lose potential subscribers if they perceive our system to be unsafe. Although we have implemented industry standard security measures, similar measures have been circumvented in the past, and we can provide no assurance that measures we implement will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of our services, which could have a material adverse effect on our business, financial condition or results of operations.

We May Incur Liability Related to Our Network Technology or the Information or Content on Our Website. We may face liability under federal, state or foreign laws for defamation, copyright, trademark or patent infringement, negligence, obscenity or other claims related to the information or data on our network or the technology used in our network. This potential liability may require us to expend substantial resources or discontinue some of our services. Although we carry general liability insurance, our insurance may not cover or fully indemnify us for all liability that we may incur. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition or results of operations.

We are Subject to Regulatory and Related Influences. The Internet is subject to changing political, economic and regulatory influences, any of which could have a material adverse effect on our business. For example, during the past several years, various Internet directory service and telecommunications industries have been subject to an increase in governmental and international regulation. Certain proposals to reform the telecommunications and Internet systems are periodically considered by the appropriate regulators. These proposals could increase government involvement in Internet services and otherwise change the operating environment for our customers. We cannot predict what impact, if any, such factors might have on our business.

We are Subject to Market Forces Beyond Our Control. Many Internet directory service providers are consolidating to create Internet directory service delivery systems with greater regional market power. As a result, these systems could have greater bargaining power, which may result in lower prices for our products. Our failure to maintain adequate prices would have a material adverse effect on our business. Changes in current Internet directory service reimbursement systems could result in the need for unplanned product enhancements, in delays or cancellations, or in the revocation of endorsement of our services. Our results of operations may vary from period to period due to a variety of factors, including our research and development, our introduction of new products or services, cost increases from third-party service providers, changes in marketing and sales expenditures, acceptance of our products and services, competitive pricing, unforeseen marketing and promotional expenses, unforeseen negative publicity, competition and general economic and industry conditions that affect demand.

Future Sales of Additional Shares of Our Common Stock into the Market May Depress the Market Price of Our Common Stock. We have issued common stock, options and warrants to purchase our common stock. In the future, we may issue additional common stock, options, warrants, preferred stock or other securities exercisable to purchase, or convertible into, our common stock. Sales of the Selling Securityholders' shares of our common stock or the market's perception that these sales could occur may cause the market price of our common stock to fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions.

The Events Described in Forward-looking Statements We Make in this Prospectus May Not Occur. This prospectus contains forward-looking statements as that term is defined in the federal securities laws. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions made or to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results. The words "may," "will," "expect," "believe," "anticipate," "project," "plan,""intend," "estimate," "continue," their opposites and similar expressions are intended to identify forward-looking statements. We caution readers that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based, including but not limited to the factors discussed in the risk factors described above. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

The Public Trading Market for our Common Stock is Illiquid and Highly Sporadic. While there currently exists in the over-the-counter market a limited and sporadic public trading market for our common stock, we cannot be sure that the market will improve in the future. As a result, the investors in our stock may not be able to liquidate their investment without considerable delay, if at all. If a more active market does develop, the price of our stock may be highly volatile. The over-the-counter markets for securities such as ours historically have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the Company's industry and the investment markets generally, as well as economic conditions and quarterly variations in the Company's results of operations, may also adversely affect the market price of our common stock.

                             Additional Information

 We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").You may read and copy any document we file at the Commission's Public Reference Rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov. We have filed with the Commission a Registration Statement on Form S-8 to register the shares of our common stock to be sold by the Selling Securityholders. This Prospectus is part of that Registration Statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the Registration Statement. For further information with respect to us or our common stock, you may refer to the Registration Statement and to the exhibits filed as part of the Registration Statement. You can review a copy of the Registration Statement and its exhibits at the public reference room maintained by the Commission and on the Commission's website as described above.

                           Forward-Looking Statements

This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of our industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate,""plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:

         * changes in general economic and business conditions affecting our industry;
         * changes in our business strategies; and
         * the level of demand for our products.

In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

                             Selling Securityholders

The Selling Securityholders are offering to sell 9,200,000 shares of our common stock covered by this prospectus. One Selling Securityholders is a consultant to the Company who received his shares of common stock as compensation under a consulting agreement; the other is an officer and director of the Company who received his stock as compensation in lieu of cash compensation pursuant to a stock compensation agreement. The following table lists the Selling Securityholders eligible to sell shares of common stock under this Prospectus, the number of shares beneficially owned by each Selling Securityholder prior to this Offering, and the maximum number of shares each Selling Securityholder may sell under this Prospectus. We will not receive any of the proceeds from the sale of our common stock by the Selling Securityholders. The number of shares owned by each Selling Securityholder after the Offering will depend upon the number of shares actually sold by each Selling Securityholder.

                           Number of Shares        Maximum Number of       Number of Shares        Percent of Issued and
                           Beneficially Owned      Shares Available to     Beneficially Owned      Outstanding Shares
                                                   be Sold in Offering     After Offering          Owned After
                                                                                                   Offering(1)
Blaine Riley                 1,500,000             1,500,000                       0                   0
Chris Lewis                13,040,571              7,700,000               7,700,000               32.41%


(1) Assuming that all shares available to be sold in the offering are, in fact, sold. We will pay all expenses to register the shares, except that the Selling Securityholders will generally pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

                                 Use of Proceeds

We will not receive any proceeds when Selling Securityholders sell shares of common stock under this Prospectus.

                              Plan of Distribution
Selling Securityholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices or at negotiated prices, in one or more of the following kinds of transactions:
          * Transactions in the over-the-counter market;
          * Transactions on a stock exchange that lists our common stock, or transactions negotiated between Selling Securityholders and purchasers, or otherwise.

Broker-dealers or agents may purchase shares directly from a SellingSecurityholder or sell shares to someone else on behalf of a Selling Securityholder. Broker-dealers may charge commissions to both Selling Securityholders selling common stock and purchasers buying shares sold by a Selling Securityholder. If a broker buys shares directly from a Selling Securityholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the Selling Securityholder for the resale. To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a Prospectus supplement during the time the Selling Securityholders are offering or selling shares covered by this Prospectus in order to add or correct important information about the plan of distribution for the shares. In addition to any other applicable laws or regulations, Selling Securityholders must comply with regulations relating to distributions by Selling Securityholders, including Regulation M under the Securities Exchange Act of 1934, as amended. Some states may require that registration, exemption from registration or notification requirements be met before Selling Shareholders may sell their common stock. Some states may also require Selling Securityholders to sell heir common stock only through broker-dealers.

                            Description of Securities

Our authorized capital stock consists of 99,980,000 shares of common stock, par value $.001 per share and 20,000 shares of preferred stock, $.001 par value. The following summary of provisions applicable to our common stock and preferred stock is subject to, and qualified in its entirety by, our Certificate of Incorporation and Bylaws and by the provisions of applicable law. As of March 31, 2001, there were 22,928,215 shares of our common stock outstanding and held by approximately 200 holders of record. There are no shares of preferred stock issued or outstanding.

Each holder of shares of common stock is entitled to one vote for each share held on all matters submitted to a vote of holders of common stock. The common stock does not have cumulative voting rights, which means that holders of more than 50% of the shares of common stock are able to elect all of our directors and, in this event, the holders of the remaining shares would not be able to elect any directors. Each share of common stock is entitled to participate equally in dividends, if, as and when declared by our Board of Directors, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of preferred stock. We have never declared or paid cash dividends on our common stock and it is our present intention not to pay any cash dividends to holders of common stock but to reinvest our earnings, if any. The shares of common stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and all shares of common stock offered by this prospectus will be, upon issuance and sale, duly authorized, validly issued, fully paid and nonassessable. Our Board of Directors has the authority, without further shareholder approval, to issue up to all of the 99,980,000 shares of common stock and 20,000 shares of preferred stock authorized by our charter. The issuance of common stock could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change of control without any action by our shareholders.

                                  Legal Matters

There are no legal actions pending against the Company nor are any such legal actions contemplated.

                                     Experts

 The audited financial statements of TopClick International, Inc. as of June 30, 2000 as for the fiscal years ended June 30, 2000 and June 30, 1999,incorporated by reference in this Registration Statement, have been audited by Davidson & Company, LLP, Independent Public Accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

TopClick International, Inc. (the "Company") incorporates the following documents by reference in this Registration Statement:

         (a) The Company's latest Annual Report on Form 10-KSB for the year ended June 30, 2000, filed with the Securities and Exchange Commission on November 2, 2000;

         (b) All reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the fiscal year ended June 30, 2000;

         (c) The contents of the Company's Registration Statement on Form SB-2/A- 3 filed with the Commission on December 30, 1999, SEC File No. 333-82483;

         (d) The Company's Current Report on Form 8-K, as filed with the Commission on September 25, 2000;

         (e) A description of the Company's Common Stock, which is contained in the Form SB-2/A-3 Registration Statement filed by the Company with the Commission on December 30, 1999, as amended through the date hereof; and

         (f) All other documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.  Not applicable.

Item 5. Interests of Named Experts and Counsel. No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or the Company's "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company, at any time prior to the filing of this Registration Statement.

Item 6. Indemnification of Directors and Officers. Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Article VIII of the Company's currently effective Certificate of Incorporation eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i)for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Company provide that: (a) the Company is required to indemnify its directors and officers and persons serving in such capacities in other business entities (including, for example, subsidiaries of the Company) at the Company's request (such directors, officers and other persons are collectively, "Covered Persons"), to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (b)the Company is required to advance expenses, as incurred to such Covered Persons in connection with defending a proceeding; (c) the indemnitee(s) of the Company have the right to bring suit, and to be paid the expenses of prosecuting such suit if successful, to enforce the rights to indemnification under the Bylaws or to advancement of expenses under the Bylaws; (d) the rights conferred in the Bylaws are not exclusive and the Company is authorized to enter into indemnification agreements with such directors, officers and employees; (e) the Company is required to maintain director and officer liability insurance to the extent reasonably available; and (f) the Company may not retroactively amend the Bylaws indemnification provision in a way that is adverse to such Covered Persons. The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Company and its officers or directors, maybe sufficiently broad to permit




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indemnification of the Company's officers and directors for liability arising under the Securities Act of 1933, as amended(the "1933 Act").

INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 MAY BE PERMITTED AS TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND, THEREFORE, IS UNENFORCEABLE.

Item 7. Exemption from Registration Claimed.

Any restricted securities to be offered or resold pursuant to this Registration Statement issued to Chris Lewis were issued pursuant to an exemption pursuant to Regulation S.

Item 8. Exhibits.

*3.1   Certificate of Incorporation

*3.2   Amendment to Certificate of Incorporation

*3.3   Bylaws

*4.2   Specimen Common Stock Certificate

5      Opinion of Stepp Law Group

10.1   Consulting Services Agreement with Blaine Riley

10.2   Compensation Agreement with Chris Lewis

23.1 Consent of Stepp Law Group (contained in its opinion filed as Exhibit 5 to this Registration Statement)

23.2   Consent of Davidson & Company, LLP, Chartered Accountants

24. Power of Attorney appears above the "Signature" section in the Registration Statement

* Filed as an exhibit to the Form SB-2/A-3 Registration Statement, as amended through the date hereof, filed with the Commission on December 30,1999, which is incorporated herein by this reference.




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Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) to specify in the prospectus any facts or events occurring after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information specified in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be specified in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; provided, however, that paragraphs (1)(i) and
(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is specified in periodic reports filed by the Company pursuant to the provisions of Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for purposes of determining any liability pursuant to the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising pursuant to the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange





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Commission such indemnification is against public policy as expressed in the
Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

The Company, as the registrant hereunder, and each person whose signature appears below, hereby appoints Chris Lewis as attorney-in-fact, with full power of substitution, to execute, in the name and on behalf of the Company and on behalf of each person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact, and to file any such post-effective amendments to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies it has reasonable grounds to believe that the Company satisfies all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on this 16th day of May, 2001.

TOPCLICK INTERNATIONAL, INC., a Delaware corporation


/s/ Chris Lewis
-----------------
Chris Lewis, Director and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 16, 2001, who are the directors of the registrant's board of directors and who shall administer and enforce the Consulting Services Agreements with Blaine Riley and Chris Lewis.

Signature and Title
-------------------

/s/ Chris Lewis
----------------
Chris Lewis, Director and Chief Operating Officer






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